Exhibit 99

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com

Contact:
News	Jeremy Neuhart PPG Corporate Communications 412-434-3046 neuhart@ppg.com

Investors:
Vince Morales PPG Investor Relations 412-434-3740 vmorales@ppg.com

PPG anticipates strong first quarter 2011 results

Company provides earnings guidance of $1.30 to $1.35 per diluted share

PITTSBURGH, March 30, 2011 – PPG Industries (NYSE: PPG) today announced that it anticipates first quarter 2011 earnings will be in the range of $1.30 to $1.35 per diluted share. This compares with adjusted earnings of 69 cents per diluted share and 18 cents per diluted share in the first quarters of 2010 and 2009, respectively.

“Our aggressive cost focus, coupled with continued recovery in global industrial activity levels and slightly higher than anticipated European volumes, has resulted in higher year-over-year earnings and comparable margins in our combined coatings and Optical and Specialty Materials segments,” said Charles E. Bunch, PPG chairman and CEO. “In addition, our commodity chemicals and fiber glass businesses are benefiting from higher pricing and stronger end-use market demand, and earnings have recovered substantially versus the prior year, which was still heavily impacted by the recession.”

Bunch said that the company expects many of these trends to continue in the second quarter. He added that, despite the strong earnings performance, several businesses have not fully offset inflationary pressures, and that the company is aggressively pursuing higher selling prices, including nontraditional pricing actions, in these businesses.

PPG will announce its first quarter 2011 financial results on Thursday, April 21.

About PPG

PPG Industries’ vision is to continue to be the world’s leading coatings and specialty products company. Founded in 1883, the company serves customers in industrial, transportation, consumer products, and construction markets and aftermarkets. With headquarters in Pittsburgh, PPG operates in more than 60 countries around the globe. Sales in 2010 were $13.4 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.

Forward-Looking Statements

Statements in this news release relating to matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission (SEC). Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.

Among these factors are global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to

PPG anticipates strong first quarter 2011 results – 2

maintain favorable supplier relationships and arrangements, the realization of anticipated cost savings from restructuring initiatives, difficulties in integrating acquired businesses and achieving expected synergies therefrom, the ability to penetrate existing, developing or emerging foreign and domestic markets, and economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions and the unpredictability of possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity.

Forward-looking statements speak only as of the date of their initial issuance, and PPG does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Regulation G Reconciliation

PPG Industries believes investors’ understanding of the company’s operating performance is enhanced by the disclosure of earnings per diluted share (attributable to PPG) adjusted for nonrecurring charges. PPG’s management considers this information useful in providing insight into the company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis. Net income and earnings per diluted share (attributable to PPG) adjusted for these items are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered a substitute for net income or earnings per diluted share (attributable to PPG) or other financial measures as computed in accordance with U.S. GAAP. In addition, adjusted earnings per diluted share may not be comparable to similarly titled measures as reported by other companies. The following is a reconciliation of reported and adjusted earnings per diluted share for the first quarters of 2010 and 2009:

Regulation G Reconciliation – Results From Operations (See Note A)

EPS
First Quarter – 2010
Net Income (Attributable to PPG) as Reported per Diluted Share	$0.18
Change in U.S. Tax Law (U.S. Patient Protection and Affordable Care Act) per Diluted Share	0.51

Adjusted Net Income per Diluted Share (Note A)	$0.69

EPS
First Quarter – 2009
Net Loss (Attributable to PPG) as Reported per Diluted Share	($0.68)
Business Restructuring Charge per Diluted Share	0.86

Adjusted Net Income per Diluted Share (Note A)	$0.18

Note A:	Beginning in 2011, PPG will no longer present the earnings impact of adjustments to the company’s proposed asbestos settlement liability as a nonrecurring charge. The Adjusted Net Income per Diluted Share for prior years presented here has been revised to conform to this presentation.